Exhibit 10.a

AMENDED
FORM OF WAIVER
[Company Letterhead]

[Date]

[Name of officer]
[Address]

Dear [Officer]:

First Bancorp, a North Carolina corporation (together with its subsidiaries, the “Company”), is a participant in the Capital Purchase Program (the “Program”) established by the U.S. Department of the Treasury (the “Treasury”) pursuant to the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009 (“EESA”).   As a condition to the Company participating in the Program, the Company is required, among other things, to agree to adhere to certain provisions regarding compensation paid by the Company to certain employees, which may include you.  The purpose of this letter agreement is to confirm your agreement to accept the restrictions established by EESA on your compensation, to the extent these restrictions are applicable to you.  This letter agreement replaces in its entirety any prior agreement between you and the Company related to the Program.

By executing this letter agreement, and in consideration of the benefits you will receive as a result of the Company’s participation in the Program:

1.
You hereby renounce and forever waive any right or entitlement to receive from the Company any cash and non-cash consideration, including any bonuses or other forms of compensation, pursuant to any agreement, plan or arrangement between you and the Company, whether or not in writing, if the payment or accrual by the Company of any such compensation would violate the provisions of Section 111(b) of EESA and the rules and regulations adopted thereunder, including but not limited to the TARP Standards for Compensation and Corporate Governance published on June 15, 2009 as 31 CFR Part 30 (the “TARP Standards”).  Without limiting the effect of the preceding sentence, you acknowledge that Section 111(b) of EESA and the TARP Standards expressly prohibit the Company, among other things, from paying any (a) cash bonus to certain employees, subject to certain exceptions, (b) severance (or “golden parachute”) payments in connection with the departure of certain employees and (c) tax gross-up payments to certain employees.

2.
You hereby agree to return to the Company, promptly upon demand, any bonus, retention award or incentive compensation paid to you based on statements of earnings, gains or other criteria that are later found to be materially inaccurate, to the extent required by Section 111(b) of EESA and the rules and regulations adopted thereunder, including but not limited to the TARP Standards.

3.
You hereby acknowledge that in accordance with Section 111(b) of EESA and the rules and regulations adopted thereunder, including but not limited to the TARP Standards, the Company’s compensation committee is required periodically to review the Company’s incentive compensation arrangements with its senior risk officers (or other personnel acting in a similar capacity) to ensure that these arrangements do not encourage employees to take unnecessary and excessive risks that threaten the value of the Company.  Notwithstanding any prior agreement between you and the Company, you hereby agree to accept any changes made by the Company to its incentive compensation arrangements as a result of these periodic reviews.

4.	You hereby acknowledge that this agreement shall remain in effect so long as the Company is a participant in the Program or is subject to EESA and the rules and regulations adopted thereunder.

You acknowledge that the Company is relying on your agreements contained herein to maintain its eligibility to participate in the Program. This letter agreement expressly amends any inconsistent provisions contained in any employment or other agreement between you and the Company or in any compensatory plan or program maintained by the Company.  To the extent not subject to federal law, this letter agreement will be governed by and construed in accordance with the laws of the State of North Carolina.  This letter agreement may be executed in two or more counterparts, each of which will be deemed an original.  A signature transmittal by facsimile or other electronic device will be deemed an original signature.

Please confirm your agreement to the foregoing by signing a copy of this letter where indicated below and returning one fully-executed copy of this letter to us.

Sincerely,

First Bancorp

Agreed and Accepted as of
the date set forth above:

_____________________________
Name: [Name of Officer Typed Here]